UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2019

NEONODE INC.

(Exact name of issuer of securities held pursuant to the plan)

Delaware	1-35526	94-1517641
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

Storgatan 23C, 114 55 Stockholm, Sweden

(Address of Principal Executive Office, including Zip Code)

+46 (0) 8 667 17 17

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NEON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2019, the Board of Directors (the “Board”) of Neonode Inc. (“Neonode”) appointed Mattias Bergman and Peter Lindell to the Board. Mr. Bergman will serve as a Class I director with a term expiring at the 2021 Annual Meeting of Stockholders and Mr. Lindell will serve as a Class III director with a term expiring at the 2020 Annual Meeting of Stockholders. Mr. Lindell also was appointed as a member of the Audit Committee of the Board.

The appointments of Messrs. Bergman and Lindell fill the vacancies created by the resignations of Åsa Hedin and Per Eriksson upon the conclusion of the 2019 Annual Meeting of Stockholders. The resignations of Ms. Hedin and Mr. Eriksson and the expected appointments of Messrs. Bergman and Lindell were previously disclosed by Neonode in a Current Report on Form 8-K filed April 17, 2019 and in the definitive proxy statement for the 2019 Annual Meeting of Stockholders.

Mattias Bergman, age 52, currently is Chief Executive Officer of BIL Sweden, an industry association for Swedish manufacturers and importers of passenger cars, buses and trucks. He previously served for six years as President of NEVS, a developer and manufacturer of electric vehicles and mobility services based on the assets of SAAB Automobile. Prior to NEVS, Mr. Bergman held the position of Vice President of Springtime, a Swedish public relations and communication agency, where he expanded its international presence including into China and India. From 1991 to 2010, he held different leading roles in the Swedish Trade Council (today called Business Sweden) and rotated in China, Japan and Korea.

Peter Lindell, age 65, currently serves as Chairman and board member in several companies where he also is an owner. He is Chief Executive Officer of Cidro Holding, a private holding company, and Chairman of Rite Internet Ventures Holding, Innohome OY, Frank Dandy Holding AB and Acervo AB. He also is a board member of Packet Front Software AB and Storevision Holding AB. Mr. Lindell has worked in the private equity market for twenty years as an investor and board member. He previously worked in the information technology and computer industry in various management positions.

On December 20, 2018, Neonode entered into a Share Purchase Agreement with investors as part of a private placement pursuant to which Neonode issued a total of 2,940,767 shares of common stock at a price of $1.60 per share for an aggregate of $4.7 million in gross proceeds. The investors included Mr. Lindell, a more-than-five-percent-owner of Neonode common stock, who purchased 1,117,783 shares in the private placement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

Date: June 12, 2019	By:	/s/ Maria Ek
	Name:	Maria Ek
	Title:	Chief Financial Officer

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